Exhubit 10.33

PRIVATE AND CONFIDENTIAL

BY ELECTRONIC MAIL

EMPLOYMENT AGREEMENT

Date: July 16, 2025

Vision Marine Technologies Corp., a duly incorporated Delaware Corporation with its registered office at 2915 Ogletown Road, Newark, Delaware, 19713, U.S.A., represented by Mr. Alexandre Mongeon in his capacity as President (hereinafter the “Company”),

AND

Mr. Daniel Christopher Rathe, residing at 1315 S Fairway Ave Springfield, MO 65804 (hereinafter the “Employee”).

WHEREAS

●	The Company wishes to employ the Employee as Chief Technical Officer; The Employee agrees to such employment under the terms and conditions set forth herein; The parties wish to formalize and confirm the terms and conditions of such employment.

CONTINUITY OF EMPLOYMENT AND RESPONSIBILITIES

●	This Agreement supersedes and replaces the Employee’s previous employment agreements dated March 12, 2025 and September 1, 2023, solely due to the Employee’s promotion to an Officer position within the Company. Notwithstanding this transition, all service time, tenure, and employment history with the Company shall be fully recognized and preserved. Additionally, any responsibilities, duties, and projects previously assigned to the Employee and still ongoing shall remain in effect and continue under this new Agreement, unless otherwise modified by mutual written agreement.

ARTICLE 1 – INTERPRETATION

1.1Definitions: As used in this Agreement, the terms shall have the meanings assigned herein.

1.2Preamble: The preamble forms an integral part of this Agreement.

ARTICLE 2 – TERM OF EMPLOYMENT

2.1The employment shall be for a fixed term of two (2) years, commencing on July 16, 2025, and ending on July 16, 2027, unless terminated earlier in accordance with the provisions of this Agreement.

2.2Any extension or renewal of this Agreement beyond the initial term shall be subject to mutual written agreement between the Company and the Employee no later than sixty (60) days prior to the expiration of the term.

ARTICLE 3 – DUTIES AND RESPONSIBILITIES

3.1The Employee shall serve as Chief Technical Officer of the Company.

3.2In this role, the Employee shall:

●	Train staff of Nautical Ventures Group Inc. (“NVG”) in Florida;
●	Spend approximately three (3) weeks per month in Florida to oversee and support local operations;
●	Provide coordination and support to team members of Vision Marine Technologies Inc. (“VMTI”) in Boisbriand, Quebec;
●	Complete audits of Bombardier Recreational Products (“BRP”) processes;
●	Oversee partial transfer of production to BRP, or other service provider, if applicable;
●	Collaborate with BRP to improve and simplify the E-motion™ system;
●	New battery development and integration process with Octillion Power System.
●	Collaborate with the internal VMTI team to put in place a resale service for high voltage batteries.
●	Accomplish all other related responsibilities according to the March 12, 2025 and September 1, 2023 employment agreements, eg; Manage and execute all new OEM integrations.
●	Execute continuous sales, integrations and after sales support with both internal team and OEM’s.
●	Travel to the Company’s Montreal-area offices for transition purposes and participate in the development and structuring of a technical team in Quebec, including the oversight of special projects such as the BRP collaboration.

3.3The Employee shall report to the President or any person designated by the President.

3.4The Employee’s primary work location shall be in Florida; however, significant travel across North America, particularly to Montreal (Boisbriand), is required.

3.5The Company shall cover all reasonable and necessary travel expenses related to this Agreement.

ARTICLE 4 – COMPENSATION

4.1The Employee shall receive an annual gross salary of USD $160,000, payable bi-weekly and subject to applicable withholdings.

4.2The Employee shall be entitled to receive 1% of net revenue on any contract of sale or partnership directly generated through his efforts, payable upon collection.

4.3The Employee shall be entitled to receive a $5,000 USD incentive bonus for every relevant patent filed. This process shall be closely monitored with both the internal team and the board of directors.

ARTICLE 5 – BENEFITS AND EXPENSES

5.1Vacation: Four (4) weeks annually, accrued monthly.

5.2Expenses: All pre-approved, job-related expenses shall be reimbursed upon submission of supporting documentation.

5.3Housing Allowance: A monthly stipend of USD $1,500 to cover housing costs in Florida with a proof of lease under the Employee’s name.

5.4Vehicle: The Employee shall have access to a Company-owned pickup truck for work duties purposes.

5.5Cell Phone: Provided by the Company.

5.6Insurance: The Company shall enroll the Employee in a corporate insurance when possible. Employee shall be eligible to receive those benefits that the Company currently has in place, including but not limited to life, health and disability insurance, pension, deferred compensation and incentive plans, and drug and dental coverage plans that are generally made available to its full-time employees, subject to the terms and conditions thereof and the standard probationary period. All benefits can be changed at any time, and from time to time, at the sole discretion of the Company. In the case of a health insurance plan, if the Company does not have such a plan in place, the Employee will be entitled to a monthly allowance of US$850, payable on a monthly basis.

5.7 Employee may be eligible to participate in such other incentive compensation programs as may be provided to similarly-situated employees of the Company from time-to-time.

ARTICLE 6 – EMPLOYEE OBLIGATIONS

The Employee agrees to:

●	Support cross-functional operations between Florida and Boisbriand;
●	Implement the E-motion™ system and assist in its integration and certification;
●	Complete and document all BRP audits and process evaluations;
●	Assist with any special projects as directed by the President and CEO and other management team members if required.

ARTICLE 7 – CONFIDENTIALITY AND INTELLECTUAL PROPERTY

7.1The terms of the Mutual Non-Disclosure Agreement dated September 1, 2023, between the parties are incorporated herein by reference and shall remain binding during and after employment.

7.2The terms of Section 7 Confidentiality of the previous employment agreement between the parties dated March 12, 2025 are incorporated herein by reference and shall remain binding during and after employment.

7.3The terms of Section 9 Ownership of Intellectual Property of the previous employment agreement between the parties dated March 12, 2025 are incorporated herein by reference and shall remain binding during and after employment. All work products, inventions, designs, and intellectual property developed during employment shall be the sole property of the Company.

ARTICLE 8 – TERMINATION

Termination shall be governed by applicable law and subject to the following:

●	Either party may terminate with cause in accordance with Canadian labor standards.
●	The Company may terminate without cause with 60 days' written notice or payment in lieu.
●	The Employee may resign from his employment by providing the Company 60 days’ written notice.
●	Upon termination, all Company property shall be returned immediately.

ARTICLE 9 – NON-COMPETITION

9.1The Employee agrees that, for a period of two (2) years after termination (for any reason), they shall not:

●	Engage in any business in North America that competes directly with the Company in the electric marine propulsion industry;
●	Hold ownership, partnership, or advisory roles in any such competing entity.

9.2This clause does not restrict the Employee from holding non-controlling investments in public companies.

9.3This clause shall survive the termination of this Agreement.

9.4If deemed invalid in part, the remainder shall remain enforceable.

ARTICLE 10 – MISCELLANEOUS

10.1This Agreement supersedes all prior verbal or written discussions and agreements.

10.2Any amendment must be in writing and signed by both parties.

10.3This Agreement shall be governed by the laws of the state of Florida.

10.4Any dispute arising hereunder shall be resolved by the competent courts of the state of Florida.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below:

DATED: July 16, 2025

FOR THE COMPANY:

Name:	Alexandre Mongeon

Title:	President

Signature:

EMPLOYEE:

Name:	Daniel Christopher Rathe

Title:	Chief Technical Officer

Signature: